Exhibit 99.1

Byrna Technologies Announces Preliminary Fiscal Record Third Quarter Revenues of $28.2 Million, Up 35% From Fiscal Q3 2024

Expanding Retail Presence and Dramatic Increase in Web Traffic Drive Strong Momentum for Byrna Heading Into Upcoming Holiday Fourth Quarter

ANDOVER, Mass., September 4, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced select preliminary financial results for the fiscal third quarter ended August 31, 2025.

Preliminary Third Quarter Results

Based on preliminary unaudited results, Byrna expects total revenue for the fiscal third quarter of 2025 to be $28.2 million, representing a 35% increase from $20.9 million in the fiscal third quarter of 2024. The year-over-year growth was driven largely by strong dealer and chain store sales; however, Byrna saw year-over-year gains in every segment of the business. While the third quarter is typically a seasonally lighter period for the personal security products category, Byrna’s expanding retail footprint, international growth, and increasing brand visibility drove this strong year-over-year sales increase.

Management Commentary

“In the third quarter, Byrna delivered strong growth on the back of continued momentum in the dealer and chain store channel,” said Bryan Ganz, CEO of Byrna. “In addition to this strong showing in brick-and-mortar and international sales, Byrna saw a significant sales spike toward the end of August across all domestic channels due to our innovative AI-supported marketing approach that has dramatically expanded the number of consumers we are reaching.

“This was particularly evident on our e-commerce channel, where average daily sessions on Byrna.com jumped from about 36,000 in July to about 52,000 in August, a 45% month-over-month increase. At the same time, average daily sessions on Amazon jumped from about 15,000 in July to about 23,000 in August. We believe that this surge in sessions has the potential to drive growth in future quarters, similar to the jump in sessions we saw in the fourth quarter of 2023 when we introduced our celebrity endorsement model.

“While this surge in sessions did not translate immediately into increased sales due to the lag time between consumers’ initial introduction to Byrna and their purchase decision, by the end of August, we began to see a noticeable lift in sales as our online conversion rate strengthened toward the historical average. During the final ten days of August, our online conversion rate climbed 57% compared to the prior 10-day period, reaching 0.9%. This performance drove sales up 47% even as sessions held steady at an average of about 56,000 per day.

“This performance bodes well for Byrna as we enter the all-important holiday fourth quarter. With sessions and organic search at an all-time high and Byrna products now offered in more than 1,000 chain store locations, Byrna believes it has the potential to set a new revenue record in Q4.”

Preliminary Fiscal Third Quarter 2025 Sales Breakdown:

Sales Channel ($ in millions)	Q3 2025	Q3 2024	% Change
Web	16.3	15.1	8%
Byrna Dedicated Dealers	7.9	3.2	147%
Law Enforcement / Schools / Pvt Security	0.1	-	N/A
Retail Stores	0.7	0.2	250%
International	3.2	2.4	33%
Total Sales	28.2	20.9	35%

Conference Call

Byrna plans to report its full financial results for the fiscal third quarter in October, which will be accompanied by a conference call to discuss the results and address questions from investors and analysts. The conference call details will be announced prior to the event.

About Byrna Technologies Inc.

Byrna is a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® CL, Byrna® LE and Byrna® SD personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as “plans,” “expects,” “intends,” “anticipates,” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur,” “be achieved,” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include, but are not limited to, our statements related to preliminary revenue results for the third fiscal quarter 2025, the timing of the release of full financial results for the quarter, expectations for future sales growth and demand trends, the impact of marketing strategies, including the potential of AI-driven marketing to reach more consumers, and the Company’s ability to sustain momentum through the fourth quarter 2025 and the potential for record revenues during that quarter. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of the Company’s supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners or endorsers; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or tariffs, sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com